As filed with the Securities and Exchange Commission
                               on June 13, 1997
                                                       Registration No. 333-
  ___________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                      __________________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                     ___________________________________

                    First Pulaski National Corporation
         ___________________________________________________________
           (Exact name of registrant as specified in its charter)

                                 Tennessee
             ___________________________________________________
       (State or other jurisdiction of incorporation or organization)

                                 62-1110294
                        ____________________________
                    (I.R.S. employer identification no.)

                           206 South First Street
                        Pulaski, Tennessee 38478-0289
                   ________________________________________
                   (Address of principal executive offices)

                     First Pulaski National Corporation
                           1997 Stock Option Plan
                           ______________________
                          (Full title of the plan)

                              Robert M. Curry
                    Chairman of the Board of Directors
                        and Chief Executive Officer
                    First Pulaski National Corporation
                          206 South First Street
                       Pulaski, Tennessee 38478-0289
                    ___________________________________
                  (Name and address of agent for service)

                               (615) 363-2585
                 ___________________________________________
        (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________________________
                                                             Proposed
                                        Proposed             maximum
Title of securities  Amount to be    Maximum offering   aggregate offering      Amount of
to be registered     registered(1)  price per share(2)        price          registration fee
_____________________________________________________________________________________________

Common Stock,       100,000 shares        $20.99          $2,099,000.00          $636.06
$1.00 par value


  (1) This figure represents the aggregate number of shares of Common Stock being registered hereby for purchase by employees under the First Pulaski
National Corporation 1997 Stock Option Plan (the "Plan"). There are also registered an undetermined number of additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock of the Company such as a stock dividend or stock split or a change in corporate structure such as a merger, reorganization, consolidation or recapitalization.


(2) Estimated solely for purposes of calculating the registration fee and based on, pursuant to Rule 457(h)(1), the unaudited book value as of March 31, 1997 of the shares of common stock of First Pulaski National
Corporation being registered.

                                   PART II

              Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by First Pulaski National
Corporation (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference as of their respective dates:

    (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

    (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997; and

    (3) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-14, File No. 2-73488, filed by the Registrant to register the Common Stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4.  Description of Securities.

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel.

         Inapplicable.

Item 6.  Indemnification of Directors and Officers.

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

         The Registrant's Bylaws provide that each director and officer of the Registrant will be indemnified against all liability and reasonable expenses incurred by him or her in connection with any claim, action, suit or proceeding, provided that such person is successful with respect thereto or acted in good faith, in a manner he or she believed to be in the best interests of the Registrant, and, in the case of a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. An officer or director claiming indemnification who has not been wholly successful with respect to his claim or proceeding will be entitled to indemnification if independent legal counsel delivers to the corporation a written finding that such person has met the standards of conduct described above. In addition, the Registrant may advance expenses to an officer or director upon receipt of an undertaking by such person to repay such amount unless he or she is entitled to indemnification.

         The Registrant believes that its Bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

         The Registrant has in effect a directors' and officers' liability insurance policy which provides coverage for its directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions, for any claim made against a director or officer of the Registrant for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim.

Item 7.  Exemption from Registration Claimed.

         Inapplicable.

Item 8.  Exhibits

         Exhibit 4.1    First Pulaski National Corporation 1997 Stock
                        Option Plan (incorporated by reference to Exhibit 99 to the Registrant's Proxy Statement for 1997).

         Exhibit 5.1    Opinion of Bass, Berry & Sims PLC

         Exhibit 23.1   Consent of Bass, Berry & Sims PLC (included in
                        Exhibit 5.1)

         Exhibit 23.2   Consent of Putman and Hancock, Certified Public
                        Accountants

         Exhibit 24.1 Power of Attorney (included on signature page to this Registration Statement)

Item 9.  Undertakings.

     A.         The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    (3) To remove from registration by means of a post-effective ammendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    D. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pulaski, State of Tennessee, on the 13th day of June, 1997.


                               FIRST PULASKI NATIONAL CORPORATION


                               By: /s/ Robert M. Curry
                                   --------------------------------
                                   Robert M. Curry
                                   Chairman of the Board of Directors and
                                   Chief Executive Officer


    KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Robert M. Curry and William R. Horne, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                  Title                       Date



/s/ Robert M. Curry        Chairman of the Board of    June 10, 1997
---------------------      Directors and Chief
Robert M. Curry            Executive Officer



/s/ William R. Horne       President and Director      June 10, 1997
---------------------
William R. Horne



/s/ Glen Lamar             Secretary/Treasurer and     June 10, 1997
---------------------      Director (Principal
Glen Lamar                 Financial and Accounting
                           Officer)




/s/ David E. Bagley        Director                    June 10, 1997
---------------------
David E. Bagley



/s/ Johnny Bevill          Director                    June 10, 1997
---------------------
Johnny Bevill

Signature                  Title                       Date


/s/ James K. Blackburn,IV  Director                    June 10, 1997
---------------------
James K. Blackburn, IV



/s/ Wade Boggs             Director                    June 10, 1997
---------------------
Wade Boggs



/s/ James H. Butler        Director                    June 10, 1997
---------------------
James H. Butler



                           Director                    June ___, 1997
---------------------
Thomas L. Cardin



/s/ Joyce F. Chaffin       Director                    June 10, 1997
---------------------
Joyce F. Chaffin




/s/ Parmenas Cox           Director                    June 10, 1997
---------------------
Parmenas Cox



/s/ Greg G. Dugger DDS     Director                    June 10, 1997
---------------------
Greg G. Dugger



/s/ Joe Dunavant            Director                   June 10, 1997
---------------------
Joe Dunnavant



/s/ Charles D. Haney MD     Director                   June 10, 1997
----------------------
Charles D. Haney, MD



/s/ Gary Harrison           Director                   June 10, 1997
----------------------
Gary Harrison



/s/ Morris Ed Harwell       Director                   June 10, 1997
----------------------
Morris Ed Harwell



/s/ R. M. Harwell           Director                   June 10, 1997
----------------------
R. M. Harwell

Signature                   Title                      Date


/s/ James Rand Hayes        Director                   June 10, 1997
----------------------
James Rand Hayes



/s/ D. Clayton Lee          Director                   June 10, 1997
----------------------
D. Clayton Lee



/s/ Kenneth R. Lowry        Director                   June 10, 1997
----------------------
Kenneth R. Lowry



/s/ Beatrice J. McElroy     Director                   June 10, 1997
----------------------
Beatrice J. McElroy



/s/ William A. McNairy      Director                   June 10, 1997
----------------------
William A. McNairy



                            Director                   June ___, 1997
----------------------
W. Harwell Murrey MD



/s/ Stephen F. Speer        Director                   June 10, 1997
----------------------
Stephen F. Speer


/s/ Bill Yancey             Director                   June 10, 1997
----------------------
Bill Yancey